                                                                   EXHIBIT 10.23



                               THOMAS GROUP, INC.
                           DEFERRED COMPENSATION PLAN
                     RESTATED, EFFECTIVE NOVEMBER 1, 1996)


       Thomas Group, Inc., a Delaware corporation (the "Company"), hereby amends and restates the Thomas Group, Inc. Deferred Compensation Plan (the "Plan") effective as of November 1, 1996 (the "Effective Date"), such Plan being originally effective as of November 18, 1993. The Plan, as amended and restated, shall apply to all Participants in the Plan as of the Effective Date, and all Eligible Employees who become Participants after the Effective Date.
In addition, the Plan as amended and restated shall apply to all Deferred Accounts of Participants as of the Effective Date, except with respect to a Participant who declines to accept such amendment and restatement and who, therefore, elects to terminate his participation in the Plan, in which event the terms of the Plan as in effect prior to the Effective Date shall continue to apply to such Participant's Deferred Account.

                                   ARTICLE I
                                    PURPOSE

       The purpose of the Plan is to provide deferred compensation and retirement income to a select group of key management personnel and members of the Senior Management Team and who contribute materially to the continued growth, development and future business success of the Company and its Subsidiaries, and to provide a benefits package which will assist the Company in attracting, retaining and motivating employees and members of the Senior Management Team.

       It is the intention of the Company that the Plan meet all of the requirements necessary to qualify as a non-qualified, unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and all Plan provisions shall be interpreted accordingly.

                                   ARTICLE II
                                  DEFINITIONS

       2.1 "Beneficiary" shall mean the person or persons entitled to receive benefits which are payable upon or after a Participant's death pursuant to the terms of this Plan.

       2.2 "BIT" shall mean the Thomas Group, Inc. business improvement team as from time to time constituted.

       2.3 "Board" shall mean the board of directors of the Company as from time to time constituted.

       2.4 "Change of Control" means any of the following: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) any person or group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) shall become the beneficial owner (within the meant of Rule 13d-3 under that Act) of 20% or more of the Company's outstanding common stock; (v) individuals constituting the Board on the date the Plan is adopted by the Board (or the successors of such individuals nominated or elected to the Board by a vote of at least two-thirds of such individuals or such successors so nominated or elected), cease for any reason to constitute a majority of the directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

       2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any section of the Internal Revenue Code shall include any successor provision thereto.

       2.6 "Committee" shall mean the person or persons appointed by the Board to serve as the Compensation and Stock Option Committee of the Board.

       2.7    "Company" shall mean Thomas Group, Inc.

       2.8 "Compensation" shall mean the Participant's base salary or wages for services actually rendered in the course of employment by the Company and any performance bonuses.

       2.9 "Deferred Account" shall mean the bookkeeping account established and maintained by the Company to reflect the Participant's interest under this Plan, as determined pursuant to Article IV of this Plan.

       2.10 "Deferred Compensation Agreement" shall mean the agreement, in the form attached hereto as Exhibit A and made a part hereof, executed by the Company and the Eligible Employee, pursuant to which, among other things, the Eligible Employee elects to become a Participant in the Plan, and agrees to be bound by the terms and conditions thereof.

       2.11 "Disabled" or "Disability" shall mean the inability of the Participant to perform his duties for the Company in such a manner that he or she qualifies for disability income payments under the Company's long-term disability benefit plan. If a Participant is not a participant in any long-term disability benefit plan maintained by the Company, "Disabled" or "Disability" shall mean the Participant is entitled to a disability retirement benefit under the Federal Social Security Act, provided the Company has been notified in writing of such entitlement. The determination of whether or not a Disability exists shall be determined by the Company, and shall be substantiated by competent medical evidence.

       2.12 "Eligible Employee" shall mean those employees and members of the Senior Management Team of the Company or any of its Subsidiaries who are selected by the BIT to be eligible to participate in the Plan in accordance with Section 3.1, and who, because of their positions and responsibilities, contribute materially to the continued growth, development and future business success of the Company and its Subsidiaries.

       2.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any section of ERISA shall include any successor provision thereto.

       2.14 "Participant" shall mean an Eligible Employee who becomes a participant in the Plan pursuant to Article III below and any former Eligible Employee who is entitled to benefits under the Plan.

       2.15 "Plan" shall mean the Thomas Group, Inc. Deferred Compensation Plan as set forth in this document, and as hereafter amended.

       2.16 "Plan Year" shall mean the twelve (12) consecutive month period ending on December 31.

       2.17 "Retirement" shall mean termination of employment on or after the first day of the month following the month in which occurs the Participant's 62nd birthday.

       2.18 "Senior Management Team" means those employees designated by the Company as being members of such team.

       2.19 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

       2.20 "Termination of Employment" shall mean the termination of employment with the Company and all Subsidiaries, whether voluntarily or involuntarily, other than by reason of a Participant's Retirement, or after becoming Disabled, or death.

       2.21 "Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of a Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (but specifically not including the need to send a child of the Participant to college or the desire to purchase a home).

       2.22 "Valuation Date" shall mean each business day that the New York Stock Exchange is open for business, and the last day of the Plan Year if not such a business day.

       2.23 Whenever a noun, or a pronoun in lieu thereof, is used in this Plan in plural form and there be only one person, thing or institution within the scope of the word so used, or in singular form and there be more than one person, thing or institution within the scope of the word so used, such word, or the pronoun used in lieu thereof, shall have a plural or singular meaning, as the case may be. Pronouns of the masculine gender may mean the feminine and vice versa.

       2.24 The words "herein," "hereof," and "hereunder" shall refer to the Plan.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

       3.1 Eligibility. The BIT shall, from time to time, select those employees and members of the Senior Management Team of the Company who shall be Eligible Employees. Any Eligible Employee shall become a Participant in the Plan by making an election and executing a Deferred Compensation Agreement as set forth in Section 3.3 below.

       3.2 Cessation of Eligible Employee Status. If any Participant does not incur a Termination of Employment but ceases to be an Eligible Employee as defined in Section 2.11 hereof, then, during the period that such Participant is not an Eligible Employee as defined in such Section 2.11 hereof: (i) such Participant's deferred compensation elections under Section 3.3 hereof shall cease, and (ii) such Participant's Deferred Account shall continue to be adjusted as provided in Section 4.2 hereof.

       3.3    Election.     An Eligible Employee may elect, pursuant to a
Deferred Compensation Agreement entered into with the Company, to participate in the Plan and to make an initial election to defer the receipt of a portion of the Compensation otherwise payable to him or her by the Company. The Deferred Compensation Agreement must be signed by the Participant and delivered
to the Company at such time as required by the Committee.   For each Plan Year
other than the Plan Year during which he first becomes a Participant, a Participant must elect prior to January 1 of such Plan Year (in accordance with procedures and rules established by the Committee) to defer receipt of, and contribute to his Deferred Account established under this Plan, a portion of his Compensation pursuant to an election form, or such Participant will not be allowed to make a deferral election until the next Plan Year. With respect to the first Plan Year he is eligible to participate, the Participant must execute his Deferred Compensation Agreement and make his initial election for the remainder of such Plan Year within 30 days after he is notified he is eligible to participate, or such Participant will not be allowed to make a deferral election until the next Plan Year; provided that, if a Participant's first date of eligibility is January 1, such Participant must make his first election prior to such January 1. All elections made under this Section 3.3 shall be made in writing on an election form prescribed by and filed with the Committee and shall be irrevocable for the Plan Year for which made.

       The percentage rate of deferred compensation, if any, which each Participant elects must be in whole percentage points or a specific dollar amount and shall be made on an election form provided by and filed with the Committee. An initial election: (i) shall be made in accordance with this
Section 3.3; (ii) shall be effective as soon as practicable after the executed election form is delivered to the Committee; (iii) shall not have retroactive effect and shall be irrevocable and remain in force for the balance of the Plan Year in which the Participant's participation begins; and (iv) shall remain in force for subsequent Plan Years unless revoked or changed. The Committee shall establish and communicate to Participants uniform and nondiscriminatory procedures for the election of deferred compensation and may change said procedures at such times and in such manner as the Committee may determine to be necessary or desirable.

       Prior to the beginning of each Plan Year, a Participant shall make his deferred compensation election with respect to that Plan Year by executing and delivering to the Committee an election form prior to the beginning of such Plan Year. If a Participant fails to deliver a deferred compensation election with the Committee prior to the beginning of a Plan Year, such Participant shall be treated as if he elected not to participate in the Plan for that Plan Year. A Participant may not change a deferred compensation election for a Plan Year once that Plan Year has begun. A Participant may discontinue a deferred compensation election at any time during a Plan Year, provided that any such discontinuance shall be effective on the first day of the payroll period (or such other time as the Committee shall permit in accordance with uniform and nondiscriminatory rules) beginning after the notice of the discontinuance is received by the Committee. A Participant who desires to discontinue a deferred compensation election must notify the Committee thereof in writing on a form specified by the Committee. A Participant who has discontinued the deferred compensation election may not resume a deferred compensation election until the Plan Year following the Plan Year with respect to which the discontinuance occurred. Termination of Employment by a Participant or the cessation of participation for any reason, including death, Disability or Retirement, shall be deemed to revoke any election then in effect, effective immediately following the close of the pay period in which such termination or cessation occurs.

       Notwithstanding the foregoing provisions of this Article III, if the Company desires to establish a trust for the payment of benefits under the Plan as provided for in Article VI hereof, before the establishment of the trust and as a condition to its establishment, each Participant must execute a written waiver of any priority the Participant may have under state or federal law with respect to any claims the Participant may have against the Company under the Plan or under the trust beyond the rights the Participant would have as a general creditor of the Company. After the establishment of any such trust, any Eligible Employee who qualifies for the Plan shall not be eligible to become a Participant in the Plan unless and until such Employee executes the written waiver provided for herein.

       3.4 Maximum Deferral. The Committee reserves the right to determine a maximum amount which the Participant may defer in a calendar year and reserves the right to revise such maximum at any time, and from time to time, in the Committee's sole discretion.

                                   ARTICLE IV
                       BENEFITS AND VALUATION OF ACCOUNTS

       4.1 Establishment of Deferred Account. The Committee will establish and maintain a Deferred Account for each Participant who has made a deferred compensation election hereunder. There shall be credited to a Participant's Deferred Account as of each date Compensation is paid to the Participant, an amount equal to the amount of Compensation deferred in accordance with the Participant's election and Deferred Compensation Agreement. The Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the state of each separate Deferred Account hereunder and the state of any trust created pursuant to Article V hereof. The books, forms and methods of accounting shall be entirely subject to the supervision of the Committee.

       4.2    Periodic Determination of Participant's Deferred Account.

              (a) Allocations in General. For the purpose of making allocations as of any Valuation Date, any net earnings and adjustments in value to the Deferred Accounts shall be allocated pursuant to Section 4.2(b) below, and deferred compensation shall be credited pursuant to Section 4.1 hereof. Whenever an allocation or credit is required to be made hereunder, it shall be made by the Committee, or at the Committee's direction and subject to its supervision.

              (b) Allocation of Net Earnings and Adjustments in Value of the Deferred Accounts. The net earnings or losses of the Deferred Accounts under the Plan for a particular period shall be determined on the basis of the earnings or losses of the funds maintained under this Plan since the previous
Valuation Date.   If Participants have been given the opportunity to direct the manner in which the amounts credited to their Deferred Accounts shall be invested under the Plan in accordance with Section 4.3 below, net earnings and adjustments to value shall be allocated as of the Valuation Date to those Deferred Accounts based on their individual performance.

              (c) Computations. All of the computations required to be made under the provisions of this Article IV, when made, shall be conclusive with respect thereto and shall be binding upon all the Participants, Beneficiaries, and all other persons ever having an interest in any trust.

       Upon final determination of the Committee's calculations for a Plan Year, if a trust has been established to fund the benefits hereunder, the Company shall transfer to the Trustee the amount necessary to ensure that the trust holds assets with a value equal to the Deferred Accounts, as so calculated.

       4.3 Investment of Deferred Amounts. In the event the Committee shall determine to permit the Participants to direct the manner in which the amounts credited to their Deferred Accounts shall be invested, then the provisions of this Section 4.3 shall apply, and during employment with the Company, a Participant may direct the investment of his Deferred Account in any investment fund that may be established by the Committee. Neither the Participant nor Beneficiary shall have any right, title or interest whatever in or to, or any claim, preferred or otherwise, in or to, any of the selected investments.

       A Participant may change such Participant's direction concerning the manner for investment of such Participant's Deferred Account, provided (i) that a request for the change must be made in accordance with the forms and procedures prescribed and adopted by the Committee, and (ii) the change shall become effective in accordance with such procedures.

       In order to comply with applicable federal or state laws, including but in no event limited to any federal or state income tax laws, the Committee may establish such rules with respect to the change of investment designation by Participants as it shall deem necessary or advisable to comply with any such laws.

       4.4 In-Service Withdrawals. Subject to the provisions of this Section, upon application by a Participant, the Committee may, in accordance with the provisions of this Section, permit such Participant to withdraw all or a portion of such Participant's Deferred Account for an Unforeseeable Emergency; provided however, that such withdrawal shall terminate such Participant's right to defer additional amounts during the remainder of the Plan Year following such withdrawal.

       The following provisions shall apply with respect to withdrawals for Unforeseeable Emergencies:

              (a) Application for withdrawal must be made in writing on a form approved by the Committee, and must set out in detail the circumstances establishing that the proposed withdrawal is for an Unforeseeable Emergency.

              (b) The Committee's determination of whether the application meets the requirements of this Section shall be final and conclusive, and in making such determination, the Committee shall follow uniform and nondiscriminatory rules.

              (c) If the Committee is satisfied that the application meets the requirements of this Section, the application shall be granted.

              (d) For purposes hereof, an Unforeseeable Emergency shall not exist if the hardship is or may be relieved as follows:

              (i) Through reimbursement or compensation by insurance or otherwise;

              (ii) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

              (iii)  By cessation of deferred compensation elections hereunder.

              (e) In no event will any payment on account of an Unforeseeable Emergency exceed the amount required to meet such emergency plus any amounts necessary to pay any federal, state or local taxes reasonably anticipated to result from such payment.

              (f) All withdrawals under this Section shall be subject to Committee approval. When an application for withdrawal is granted under the provisions of this Subsection, the Committee shall give such written directions to the Trustee as shall be appropriate to effectuate the distribution of the amount withdrawn in accordance with the terms hereof. The date of withdrawal payment shall be specified by the Committee. Withdrawals shall be paid in the form of a single cash lump sum; provided, however, that withdrawals shall be paid pro rata from any investment funds in which amounts may then be invested under a trust, unless the Committee determines, in its sole discretion, that a different allocation is appropriate.

       4.5 Time of Payment. A Participant shall be entitled to receive the entire amount in his Deferred Account upon the earliest to occur of the following events:

              (i)    Retirement;

              (ii)   Disability;

              (iii)  Termination of Employment; or

              (iv)   Change of Control.

       4.6 Form of Payment. A Participant's Deferred Account shall be paid in one of the following forms, as selected by the Participant on his or her Deferred Compensation Agreement, after the event which entitles the Participant to payment in accordance with Section 4.5 above. Until complete payment of a terminated Participant's Deferred Account, the Participant's Deferred Account shall continue to be credited with earnings in accordance with Section 4.2 above. The available forms of payment are:

              (i) one lump sum payment within ninety (90) days after the event;

              (ii) one lump sum payment within 60 days following the calendar year in which the event occurs; or

              (iii) equal annual installments for a period of up to ten (10) years, commencing within ninety (90) days after the event


                                   ARTICLE V
                                 DEATH BENEFITS

       5.1 In the event of a Participant's death, his Beneficiary shall be entitled to the amount credited to his Deferred Account determined as of the Valuation Date on or immediately preceding the date of such Participant's death, payment of which amount shall commence no later than sixty (60) days following the date of such Participant's death. Payment under this Article V to the Beneficiary shall be in three (3) equal annual installments commencing within sixty (60) days after the Participant's death or, in the sole discretion of the Committee, in one lump sum payment. The unpaid Deferred Account balance shall continue to be credited with earnings in accordance with Section 4.2 above until complete payment of the deceased Participant's Deferred Account.

       5.2 Notwithstanding Section 5.1, if the Beneficiary is a Participant's estate, the Company may, in its sole and absolute discretion, make a single lump sum payment to the estate in an amount equal to the balance in such Participant's Deferred Account.


                                   ARTICLE VI
                         SOURCE OF PAYMENT OF BENEFITS

       The Plan is a non-qualified, unfunded, deferred compensation plan. Therefore, all benefits owing under the Plan shall be paid out of the Company's general corporate funds, which are subject to the claims of creditors, or out of any trust the Board shall establish or authorize, provided that all assets paid into any such trust shall at all times before actual payment to a Participant or Beneficiary remain subject to the claims of general creditors of the Company. In the absence of action by the Board, nothing herein shall be construed to create or require the creation of a trust for the purpose of paying benefits owing under the Plan. Although the Plan is to be deemed totally unfunded, in addition to the discretionary authority to establish a trust as provided for herein, the Company may, but shall not be obligated to, purchase one or more life insurance or annuity policies or contracts for the purpose of providing for its obligations hereunder. Any such policies or contracts, if so purchased, shall name the Company or the trust as beneficiary and sole owner, with all incidents of ownership therein, including (but not limited to) the right to cash and loan values, dividends (if any), death benefits, and the right of termination. Any such policies or contracts purchased hereunder shall remain a general restricted asset of the Company or of the trust. Unless otherwise provided by the Company, no policy or contract as provided for herein shall be deemed to be held in trust for the benefit of a Participant or any Beneficiary. Neither the Participant nor any Beneficiary shall have any right, title or interest whatever in or to, or any claim, preferred or otherwise, in or to, any particular assets of the Company as a result of participation in the Plan, any policy or contract as provided for herein, or any trust that the Company may establish to aid in providing the payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and a Participant or any other person. Neither a Participant nor a Beneficiary of a Participant shall acquire any interest greater than that of an unsecured creditor in any assets of the Company or in any trust that the Company may establish for the purposes of paying benefits hereunder.

                                  ARTICLE VII
                          DESIGNATION OF BENEFICIARIES

       7.1 Designation or Change of Beneficiary by a Participant. Each Participant may from time to time designate the person(s) or entity(ies) to whom the benefits provided for in Article V are to be paid. A Participant may from time to time change such Participant's designation of Beneficiary and upon any such change, any previously designated Beneficiary's right to receive any benefits under the Plan shall terminate. In order to be effective, any designation or change of designation of a Beneficiary must be made on a form furnished by the Committee and signed by the Participant and received by the Committee while the Participant is alive. If a Beneficiary of a deceased Participant shall survive the deceased Participant but die prior to the receipt of all benefits payable to said Beneficiary under the Plan, then such benefits as would have been payable to said deceased Beneficiary shall be paid to such Beneficiary's estate at the same time and in the same manner as such benefits would have been payable to said deceased Beneficiary.

       7.2 Beneficiary Designated By The Plan. In the event that a Participant shall die without having designated a Beneficiary, or in the event that a Participant shall die having revoked an earlier Beneficiary designation without having effectively designated another Beneficiary, or in the event that a designated Beneficiary shall fail to survive such Participant, then and in any such event, the Participant's estate shall be his Beneficiary.

                                  ARTICLE VIII
                                 ADMINISTRATION

       8.1 The Committee. Subject to the provisions of this Article VIII, the Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. The Committee shall select one of its members to act as its Chairman and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

       8.2 Powers and Duties of the Committee. The Committee shall: (i) determine and designate from time to time the Eligible Employees; (ii) interpret the Plan; (iii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; (iv) employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and
(v) make such other determinations and take such other action as it deems necessary or advisable. Any interpretation, determination, or other action made or taken by the Committee shall, subject to Section 8.6, be final, binding, and conclusive on all interested parties. To the extent powers described above are not delegated to a Committee, the Board shall have the powers described in this Section. The Committee may, in its sole discretion, impose limitations, restrictions and conditions on the Participants' rights to receive benefits as set forth in the Participant's Deferred Compensation Agreement.

       8.3 Nondiscriminatory Exercise Of Authority. Whenever, in the administration of the Plan, any discretionary action by the Committee is required, the Committee shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

       8.4 Named Fiduciaries and Allocation of Responsibility. ERISA requires that certain persons, who are deemed to be "fiduciaries" as defined in
Section 3(21)(A) of ERISA, be designated as "Named Fiduciaries" in the Plan. The Committee is hereby designated the Named Fiduciary. The Named Fiduciary shall have only the powers, duties and responsibilities specifically allocated to such fiduciary pursuant to the terms of this Plan or delegated by the Company and accepted in writing by the Committee. The Named Fiduciary may, by written instrument, allocate some or all of such Named Fiduciary's responsibilities to another fiduciary or designate another person to carry out some or all of such Named Fiduciary's fiduciary responsibilities. The Committee and each other fiduciary to whom responsibilities are allocated by the Committee will be furnished a copy of the Plan and their acceptance of such responsibility will be made by agreeing in writing to act in the capacity designated. No Named Fiduciary shall be liable for an act or omission of any person (who is allocated a fiduciary responsibility or who is designated to carry out such responsibility) in carrying out a fiduciary responsibility except to the extent that the Named Fiduciary did not act in accordance with the standard contained in Section 404(a) of ERISA with respect to the allocation or designation, continuation thereof, or implementation or establishment of the allocation or designation procedures. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

       8.5 Participant as Committee Member. In the event the Committee exercises any discretionary authority under the Plan with respect to a Participant who is a member of the Committee, such discretionary authority shall be exercised solely and exclusively by those members of the committee other than the Participant. In the event the remaining members of the Committee cannot reach a majority conclusion or if such Participant is the sole member of the Committee, the Board of the Company shall appoint a temporary substitute Committee member to exercise all the powers of a qualified Committee member concerning the matter in which such Participant cannot so act or for which there is a deadlock.

       8.6    Review Procedures Under ERISA.

              (a) Notification. If any benefits under the Plan are wholly or partially denied, the Committee will notify the Participant (or the Participant's estate or representative) of its decision in writing. Such notification will be written in a manner calculated to be understood by the Participant (or the Participant's estate or representative) and will contain
(i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for the Participant (or the Participant's estate or representative) to provide an explanation of why such material or information is necessary, and
(iv) information as to the steps to be taken if the Participant (or the Participant's estate or representative) wishes to submit a request for review. Such notification will be given within ninety (90) days after the request for benefits is received by the Committee (or within one hundred eighty
(180) days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to the Participant (or the Participant's estate or representative) within the initial ninety (90) day period). If such notification is not given within such period, the request for benefits will be considered denied as of the last day of such period and the Participant (or the Participant's estate or representative) may request review under paragraph (b) below.

              (b) Review Procedure. Within sixty (60) days after the date on which the Participant (or the Participant's estate or representative) receives a written notice of a denial of benefits (or, if applicable, within sixty (60) days after the date on which such denial is considered to have occurred), if the Participant (or the Participant's estate or representative) disagrees with the denial of a request for benefits, the Participant (or the Participant's estate or representative) shall (i) file a written request with the Committee for a review of his denied request for benefits and of pertinent documents, and (ii) submit written issues and comments to the Committee. The Committee will notify the Participant (or the Participant's estate or representative) of its decision in writing. Such notification will be written in a manner calculated to be understood by the Participant (or the Participant's estate or representative) and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within sixty (60) days after the request for review is received by the Committee (or within one hundred twenty (120) days, if special circumstances require an extension of time for processing the request, such as the decision by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to the Participant (or the Participant's estate or representative) within the initial sixty (60) day period). Any decision by the Committee shall be made by majority vote.
The Participant (or the Participant's estate or representative) and an authorized representative (if so desired) are entitled to be present and heard if any hearing is held as part of the review. If the decision on review is not made within such period, the request for benefits will be considered denied.
No legal action can be brought to recover benefits before the claims review process has been exhausted.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

       9.1 No Right to Continue in Employment. The adoption and maintenance of this Plan and the execution of any Deferred Compensation Agreement shall not be deemed to constitute an employment contract between the Company or any of its Subsidiaries and any Eligible Employee. Nothing herein contained shall be deemed (i) to give to any Eligible Employee the right to be retained in the employ of the Company or any of its Subsidiaries; (ii) to affect the right of the Company or any of its Subsidiaries to discipline or discharge any Eligible Employee at any time; or (iii) to affect any Eligible Employee's right to terminate his employment at any time.

       9.2 Indemnification of Board, BIT and Committee. No member of the Board, the BIT, or the Committee, nor any officer or employee of the Company acting on behalf of the Board, the BIT, or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board, BIT or the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect to any such action, determination or interpretation.

       9.3 Amendment; Termination. The Plan and any Deferred Compensation Agreement may be altered or amended in whole or in part, at any time and from time to time, by the Board, in its sole discretion, upon thirty (30) days' prior written notice delivered to each Participant affected by any such action. The Company reserves the right to terminate this Plan at any time.

       No amendment by the Company shall reduce the accrued benefits of a Participant.

       If the Company terminates the Plan, the Company shall distribute to each Participant, within 60 days after the effective date of termination, such Participant's account, valued as of the date of termination.

       9.4 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns and personal representatives.

       9.5 Construction of Plan. The captions used in this Plan are for the convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires in this Plan, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

       9.6 Integrated Plan. This Plan constitutes the final and complete expression of agreement among the parties hereto with respect to the subject matter hereof.

       9.7 Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Texas to the extent not preempted by Federal law, which shall otherwise control.

       9.8 Title To Assets. No Participant shall have any right to, or interest in, any assets of the Company upon termination of his or her employment or otherwise, except as provided from time to time under this Plan.

       9.9 Expenses. All costs and expenses with respect to the adoption, implementation, interpretation and administration of the Plan shall be borne by the Participants.

       9.10 Inalienability of Benefits. The right of any Participant or Beneficiary to any benefit or payment under the Plan shall not be subject to alienation or assignment, and to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event a Participant or Beneficiary who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

       9.11 Payment of Benefits. Whenever any benefit which shall be payable under the Deferred Compensation Agreement is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Company need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

       IN WITNESS WHEREOF, Thomas Group, Inc. has caused this Plan to be
executed by its duly authorized representative this        day of
    , 1996.



                                           THOMAS GROUP, INC.


                                           By:
                                           Title:

AGREED AND ACCEPTED BY PARTICIPANTS


       Each of the undersigned represents that: (i) he is a Participant in the Plan as of September 30, 1996, (ii) he has received and reviewed a copy of the foregoing Restated Plan, (ii) he has had a reasonable opportunity to compare his rights and benefits under this Restated Plan with his rights and benefits under the Plan as in effect prior to November 1, 1996, and (iv) he agrees to the amendment of his Deferred Compensation Agreement to conform to this Restated Plan and the application of the provisions of this Restated Plan to his Deferred Account as of November 1, 1996.


                     , 1996



                     , 1996



                     , 1996



                     , 1996



                     , 1996



                     , 1996



                     , 1996